EXHIBIT 23.4

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Pre-effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-15587) and related prospectus of Manhattan Bagel Company, Inc. for the registration of 373,000 shares of its common stock and to the incorporation by reference therein of our reports (a) dated February 14, 1996 with respect to the consolidated financial statements for the year ended December 31, 1995 of Manhattan Bagel Company, Inc. included in its Annual Report (Form 10-KSB) and
(b) dated October 30, 1996 with respect to the consolidated financial statements for the year ended December 31, 1995 of Manhattan Bagel Company Inc. which reflects the pooling- of-interest transaction with Specialty Bakeries, Inc. included in its Current Report on Form 8-K dated May 23, 1996, as amended, filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG LLP

Princeton, New Jersey
February 13, 1997